Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221047) pertaining to the Amended and Restated 2010 Stock Incentive Plan and the 2017 Employee Stock Purchase Plan of our report dated March 13, 2018, with respect to the consolidated financial statements of OptiNose, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 13, 2018